UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2022

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2022, Mr. Steven M. Rull, a current director of Byline Bancorp, Inc. (the “Company”) and Byline Bank (the “Bank”), informed the Board of Directors (the “Board”) of the Company of his intention to retire from his position as a member of the Boards of the Company and the Bank, effective as of the Company’s 2022 Annual Stockholders Meeting to be held on June 7, 2022. Mr. Rull, age 72, has been a director of the Company and the Bank since 2016. Until his retirement from the Board, Mr. Rull, will continue to serve as member of the Audit and Risk committees of the Company and the Bank, and as Chair of the Trust and ALCO committees of the Bank.

On April 18, 2022, upon the recommendation of the Governance and Nominating Committee, the Board appointed Margarita Hugues Vélez as a director of the Company, effective immediately. Ms. Hugues Vélez, age 51, was also appointed to the Board of Directors of Byline Bank.

Ms. Hugues Vélez is the Corporate Director at Grupo Kaluz, S.A. de C.V., which is the holding company for Orbia, S.A.B. de C.V. (formerly know as Mexichem, S.A.B. de C.V.) and Elementia Materiales, S.A.B. de C.V. and Fortaleza Materiales, S.A.B. de C.V. (formerly known as Elementia, S.A.B. de C.V.). Ms. Hugues Vélez brings experience as a director of international private and public companies. Her professional career encompasses senior leadership positions in relevant companies, as well as professional experience in Mexican and international law firms. Ms. Hugues Vélez holds a law degree from Universidad Panamericana, in Mexico.

There are no family relationships between Ms. Hugues Vélez and any director or other executive officer of the Company. Upon her appointment to the Board, Ms. Hugues Vélez is generally entitled as a non-employee director to participate in the Byline Bancorp, Inc. Director Compensation Program. As such, for 2022, Ms. Hugues Vélez is entitled to receive a prorated portion of the annual director retainer of $100,000 and reimbursement of reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of her duties as director.

The Company’s press release announcing Mr. Rull's retirement and Ms. Hugues Vélez' appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1 104

Press release dated April 22, 2022 announcing the retirement of Steven M. Rull from the Company's Board of Directors and the appointment of Margarita Hugues Vélez to its Board of Directors

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: April 22, 2022	By:	/s/ Roberto R. Herencia
	Name:	Roberto R. Herencia
	Title:	Executive Chairman and Chief Executive Officer